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                                                                   EXHIBIT 10.05

                            SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT TO LEASE (the "Amendment") is made and entered into as of the 4th day of September 2002, by and between EOP-MARINA BUSINESS CENTER, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and CANCERVAX CORPORATION, A DELAWARE CORPORATION ("Tenant").

                                    RECITALS

A. Landlord (as successor in interest to Spieker Properties, L.P., a California limited partnership) and Tenant (as successor in interest to John Wayne Cancer institute, a non-profit corporation) are parties to that certain lease dated July 22, 1999, which lease has been previously amended by a letter agreement dated October 8, 1999 and First Amendment to Lease dated October 1, 2001 ("First Amendment") (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 50,750 rentable square feet (the "Premises") described as Suite Nos. 100 and 150 on the 1st floor and mezzanine of the building commonly known as Marina Business Center located at 4503 Glencoe Avenue, Marina del Rey, California (the "Building").

B. Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. AMENDMENT. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

         A. LETTER OF CREDIT. Landlord and Tenant acknowledge and agree that effective as of the date hereof, the Letter of Credit (Bank of America Irrevocable Standby Letter of Credit Number 3028429) in the amount of $778,000.00 held by Landlord as a security for Tenant's obligations under the Lease shall be reduced from $778,000.00 to $200,000.00. Except as modified herein, the Letter of Credit shall be subject to the terms of the Lease, as amended.

         B. WORK LETTER. Effective as of the date hereof, the Work Letter set forth in the Exhibit B of the First Amendment shall be deleted in its entirety and of no further force or effect and Tenant acknowledges and agrees that Tenant shall no longer have any rights to the Allowance set forth therein. Any construction, alterations or improvements to the Premises shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the terms of the Lease.

II.      MISCELLANEOUS.

         A. This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

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         D.       Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

         E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

         G. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                             LANDLORD:

                             EOP-MARINA BUSINESS CENTER, L.L.C., A
                             DELAWARE LIMITED LIABILITY COMPANY

                             By: EOP Operating Limited Partnership, a Delaware
                                 limited partnership, its sole member

                                 By: Equity Office Properties Trust, a Maryland
                                     real estate investment trust, its general
                                     partner

                                     By: /s/ Frank R. Campbell
                                         ------------------------------------
                                     Name: Frank R. Campbell
                                     Title: Vice President

                             TENANT:

                             CANCERVAX CORPORATION, A DELAWARE CORPORATION

                             By: /s/ DAVID F. HALE
                                 ---------------------------------
                             Name: DAVID F. HALE
                             Title: PRESIDENT & CEO

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